UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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FIRST STATE BANCORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST STATE BANCORPORATION

7900 JEFFERSON NE

ALBUQUERQUE, NEW MEXICO 87109

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2005

TO THE SHAREHOLDERS OF FIRST STATE BANCORPORATION:

The annual meeting of shareholders of First State Bancorporation, a New Mexico corporation (“Company”), will be held on Thursday, June 2, 2005, at 9:00 a.m. Mountain Daylight Time at the Albuquerque Marriott Pyramid North, 5151 San Francisco Road NE, Albuquerque, New Mexico, for the following purposes:

1.	To elect two directors to hold office for a term ending at the 2008 annual meeting or until their successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2005.

3.	To transact any other business which may properly come before the meeting or any adjournment.

All shareholders of record on the Company’s transfer books as of the close of business on April 25, 2005, are entitled to vote at the annual meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for examination by any Company shareholder at 7900 Jefferson NE, Albuquerque, New Mexico, for purposes germane to the annual meeting, during normal business hours for a period of ten days prior to the annual meeting. Please read the attached proxy statement carefully. PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AUTHORIZING REPRESENTATIVES OF THE COMPANY’S MANAGEMENT TO VOTE ON YOUR BEHALF AT THE MEETING.

By the order of the Board of Directors
FIRST STATE BANCORPORATION

Michael R. Stanford
President and Chief Executive Officer

PROXY STATEMENT

FIRST STATE BANCORPORATION

7900 JEFFERSON NE

ALBUQUERQUE, NEW MEXICO 87109

April 29, 2005

INTRODUCTION

This proxy statement is being furnished in connection with the solicitation by the Board of Directors of First State Bancorporation (the “Company”) of proxies to be voted at the Annual Meeting of Shareholders (the “Meeting”) to be held on June 2, 2005, at 9:00 a.m. Mountain Daylight Time in the Albuquerque Marriott Pyramid North, 5151 San Francisco Road NE, Albuquerque, New Mexico, and at any adjournment thereof. This proxy statement and the enclosed form of proxy are first being sent to shareholders beginning on or about April 29, 2005.

The Board of Directors has fixed the close of business on April 25, 2005, as the record date for determining shareholders who are entitled to notice of, and to vote at, the Meeting. At the close of business on April 18, 2005, the most recent date prior to the printing of this proxy statement for which information is available, there were 15,383,909 shares of the Company’s Common Stock (the “Common Stock”) outstanding and entitled to vote at the Meeting. Holders of shares of Common Stock may cast one vote for each share on each matter of business properly brought before the Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the Meeting. Shareholders are not allowed to cumulate votes in the election of directors.

To be effective, properly signed and dated proxies must be returned prior to the Meeting. The shares represented by your proxy will be voted in accordance with your instructions. However, if no instructions are given, your shares will be voted in favor of (i) the nominees for directors proposed by the Board of Directors, (ii) ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2005, and (iii) in the discretion of the named proxies on any other matters that may properly come before the meeting. The Board of Directors of the Company is not aware of any other business to be presented at the Meeting. If any other matters come before the Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their best judgment.

The Company can conduct business at the Meeting only if holders of a majority of the shares of Common Stock entitled to vote are present at the Meeting, either in person or by proxy. Assuming a quorum has been reached, the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote is necessary to elect directors and ratify the appointment of auditors.

Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker non-votes will also be counted for quorum purposes. Broker non-votes will have the same effect as a vote to withhold authority in the election of directors. Abstentions and broker non-votes will have the same effect as a vote against the ratification of auditors.

REVOCABILITY OF PROXY

Any shareholder giving a proxy may revoke it at any time prior to the Meeting either by submitting a later-dated proxy or by providing notice of revocation to the Secretary of the Company at the address above. Shareholders with proper documentation may vote all their eligible shares if they are personally present at the Meeting. When a shareholder votes at the Meeting, his or her vote will revoke any proxy previously granted by the shareholder.

EXPENSE AND MANNER OF SOLICITATION

In addition to solicitation by mail, proxies may be solicited by appropriate means, including in person or by telephone or telegram, by directors, officers, and employees of the Company and its wholly owned subsidiary First State Bank N.M. (“First State Bank”) who will not receive compensation for their soliciting activities. Arrangements also will be made with brokerage houses and other custodians, nominees, and fiduciaries that are record holders of the Common Stock to forward proxy-soliciting material to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

All of the shares of Common Stock represented by valid proxies received from shareholders will be voted for the nominees for directors named below, unless authority to do so is withheld. Each nominee for director has consented to his nomination and to serve if elected. If any nominee is unable to serve, the proxies will be voted to elect any other person as director whom the Board of Directors recommends in the place of that nominee.

Nominees for Election at 2005 Annual Meeting

Certain biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. The current authorized number of Directors of the Company is nine. Proxy holders will vote for the two nominees listed below.

The Directors nominated herein will serve until the 2008 annual meeting and until their successors are duly elected and qualified. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

Name	Age	Position with Company
Douglas M. Smith, M.D.	71	Director

Herman N. Wisenteiner	74	Director

Douglas M. Smith, M.D., a Director of the Company since November 1993, is a Board Certified radiologist and the owner/general partner of The Historic Taos Inn, Taos, New Mexico. Dr. Smith is Chairman of the Nominating Committee. Dr. Smith is the co-founder and former President of Palm Beach Imaging, Inc., West Palm Beach, Florida, and a former member of the Board of Directors of the PIE Medical Insurance Co., a physician-owned medical malpractice insurance company headquartered in Cleveland, Ohio. Dr. Smith received an MBA from Case Western Reserve University in 1982.

Herman N. Wisenteiner, a Director of the Company since November 1993, is President and Chief Executive Officer of Horn Distributing Company, a real estate holding company that he founded in 1971 in Santa Fe, New Mexico. Mr. Wisenteiner is Chairman of the Compensation Committee. In addition to his many civic activities in northern New Mexico, Mr. Wisenteiner was also Chairman and Chief Executive Officer of CLX Exploration Inc., a publicly traded oil and natural gas exploration and production company headquartered in Denver, Colorado from 1984 to 1993 and served as a Director of First Interstate Bank, Santa Fe, New Mexico from 1980 to 1993. See “Certain Business Relationships – Santa Fe Branch Location.”

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE SHAREHOLDERS VOTE FOR THE NOMINEES

FOR THE BOARD OF DIRECTORS

Current Directors Serving until 2006 Annual Meeting

Name	Age	Position with Company
Michael R. Stanford	52	President, Chief Executive Officer, and Director

Nedra Matteucci	55	Director

Lowell A. Hare	54	Director

A. J. (Jim) Wells	65	Director

Michael R. Stanford, a Director of the Company since its organization in 1988, is President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of First State Bank since 1992. Mr. Stanford’s entire career has been in the banking industry. Prior to joining First State Bank in 1987, Mr. Stanford spent five years with New Mexico Banquest Corporation as Senior Vice President in charge of loan administration. In addition to his other duties, Mr. Stanford is a member of the Executive Committee. Mr. Stanford serves on the board of directors of the Denver Branch of the Federal Reserve Bank of Kansas City, serves on the New Mexico State Investment Council, is Chairman of the United Way of Central New Mexico, and is involved in a variety of leadership positions in civic organizations and associations.

Nedra Matteucci, a Director of the Company since October 2003, is President of Matteucci Galleries, Inc., which does business as Nedra Matteucci Galleries and Morningstar Gallery in Santa Fe, New Mexico. Nedra Matteucci Galleries is one of the largest galleries in the United States dealing in 19th and 20th Century American art. Morningstar Gallery specializes in museum quality Native American art. Ms. Matteucci is owner of Nedra Matteucci Fine Art located in Santa Fe, New Mexico specializing in contemporary Southwestern art. She serves on the Company’s Compensation Committee and the Nominating Committee. She has served on First State Bank’s Santa Fe Advisory Board since 1998 and was a member of the Board of Directors of the Bank of America, New Mexico from 1991 to 1996. She is active in civic affairs on a local and national level and has been an officer and director of numerous non-profit community organizations. In accordance with applicable law and the Company’s Restated Articles, she was elected by the Board of Directors to fill a vacancy for an unexpired term.

Lowell A. Hare, a Director of the Company since December 2002, is Vice President and Chief Financial Officer and a Director of Journal Enterprises, Inc. of Albuquerque, New Mexico, a publishing and real estate development company. He is also managing general partner of H&L Investment Company of Greenwood Village, Colorado, a real estate and general investment company. Mr. Hare is a Certified Public Accountant and a member of Financial Executives International. He is a member of the Audit Committee and the Nominating Committee. Mr. Hare previously was Executive Vice President and Chief Financial Officer and a Director of Energy Management Company and a Senior Tax Manager with Arthur Andersen, LLP in their Denver and Salt Lake City offices. Mr. Hare is active on a number of community boards and commissions.

A.J. (Jim) Wells, a Director of the Company since August 2002, is currently President and Chairman of two boards governing Telluride Mountain Village roads, utilities, common areas, conference center, and gondola operations and is a consultant to the Telluride Ski & Golf Resort. Mr. Wells is Chairman of the Audit Committee. He is also a member of the Executive Committee. Mr. Wells previously served as a Town Councilman in Avon, Colorado, and President of Telluride Ski & Golf Company. Mr. Wells is an inactive certified public accountant.

Current Directors Serving until 2007 Annual Meeting

Name	Age	Position with Company
H. Patrick Dee	50	Executive Vice President, Chief Operating Officer, Treasurer, and Director

Leonard J. DeLayo, Jr.	56	Chairman of the Board

Bradford M. Johnson	54	Director

H. Patrick Dee has been a Director of the Company since 1991 and presently serves as Executive Vice President, Chief Operating Officer, and Treasurer of the Company, and President and Chief Operating Officer of First State Bank, a position he has held since May 2001. Mr. Dee serves on the Executive Committee. From December 1991 to May 2001, Mr. Dee was Executive Vice President of First State Bank. Prior to joining the Company, Mr. Dee spent four years with New Mexico Banquest Corporation and, after its acquisition by Livingston & Co. Southwest, LP in 1988, with National Bank of Albuquerque. In 1989, Mr. Dee became Senior Vice President and Chief Financial Officer of Livingston & Co. Southwest, LP. Mr. Dee is a certified public accountant.

Leonard J. DeLayo, Jr., a Director of the Company since November 1993, was elected Chairman of the Board in July of 2000. In addition to his other duties, Mr. DeLayo is Chairman of the Executive Committee. Mr. DeLayo has previously served as a member of the Company’s Audit and Compensation Committees. Mr. DeLayo served as a director of First State Bank from 1988 to January 1992. Mr. DeLayo has been engaged in a general corporate and commercial law practice in New Mexico since 1974 and is the President and sole shareholder of Leonard J. DeLayo, Jr., P.C., which currently provides legal services to the Company and First State Bank as retained counsel. Mr. DeLayo was elected to the Albuquerque Public Schools Board of Education in 1987 and has served five terms as President. See “Certain Business Relationships – Legal Services.”

Bradford M. Johnson, a Director of the Company since November 1993, is President of Heron Hill Corporation, a private company engaged in investments and financial consulting. Mr. Johnson serves on the Audit Committee and Executive Committee and is Presiding Director for meetings of the Company’s independent directors. Mr. Johnson is a member of the New York Society of Security Analysts.

There are no family relationships among any of the directors, officers, or key employees of the Company.

PROPOSAL 2

RATIFICATION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

KPMG LLP has been the Company’s independent registered public accounting firm since 1988 and has been approved by the Audit Committee and the Board of Directors to continue in that capacity in 2005.

The following table presents fees paid in 2004 and 2003 for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements and for other services rendered by KPMG LLP.

	2004	2003
Audit fees(1)	$317,000	$173,000
Audit related fees(2)	72,000	67,000

Audit and audit related fees	$389,000	$240,000

Tax fees(3)	40,000	38,000
All other fees(4)	4,000	—

Total fees	$433,000	$278,000

(1)	Audit services consisted principally of the audit of the Company’s consolidated financial statements, audit of internal controls over financial reporting, and quarterly reviews.
(2)	Audit related services consisted principally of documentation assistance related to the Sarbanes-Oxley Act and the audit of the financial statements of the Company’s employee benefit plan.
(3)	Tax services consisted of tax consultations and tax compliance services.
(4)	All other services consisted primarily of service related to the design of an umbrella benefit plan in 2004.

A proposal to ratify the appointment of KPMG LLP will be presented to the shareholders at the annual meeting. Representatives of KPMG LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE COMPANY’S BOARD OF DIRECTORS

UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS

VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF

KPMG LLP

INFORMATION WITH RESPECT TO STANDING COMMITTEES OF THE BOARD

OF DIRECTORS AND MEETINGS

The Board of Directors held seven meetings during the year ended December 31, 2004. Each incumbent director attended 85% or more of the meetings of the Board of Directors and committees on which the director served.

The Board of Directors has the following standing committees: an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

The Executive Committee members are Michael R. Stanford, Bradford M. Johnson, A. J. Wells, H. Patrick Dee, and Leonard J. DeLayo, Jr. (Chairman). The Executive Committee met once during 2004. The Executive Committee meets periodically to consider issues in advance of the meetings of the entire Board of Directors, makes recommendations to the Board of Directors concerning such issues and may, under New Mexico law, act on certain issues for the Board. It has been the practice of the Executive Committee to only act with the expectation that any Executive Committee action will be ratified by the Board.

The Audit Committee members are Bradford M. Johnson, Lowell A. Hare, and A. J. Wells (Chairman). The Audit Committee held five meetings during the year ended December 31, 2004. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards. The Audit Committee appoints the independent registered public accounting firm, pre-approves audit and non-audit services, and assists the Board in fulfilling its oversight responsibilities in regard to the integrity of the Company’s financial reporting process and systems of internal controls, the independence and performance of the Company’s independent registered public accounting firm and internal audit department, and other matters. A copy of the Charter for the Audit Committee appears on the Company’s website at www.fsbnm.com “Investor Relations.”

The Board of Directors has determined that three audit committee financial experts, as defined under applicable rules of the Securities and Exchange Commission, serve on its Audit Committee. They are: Bradford M. Johnson, Lowell A. Hare, and A. J. Wells.

The Audit Committee Report pursuant to Item 306 of Regulation S-K promulgated by the SEC under the Securities Act of 1933 and the Exchange Act appears in this proxy statement.

The Compensation Committee members are Nedra Matteucci and Herman N. Wisenteiner (Chairman). The Committee held six meetings during the year ended December 31, 2004. The purpose of the Compensation Committee is to determine the compensation and benefits for executive officers of the Company. Each member of the Compensation Committee is a non-employee director and the Board of Directors has determined that Mr. Wisenteiner and Ms. Matteucci are independent as defined in Rule 4200(a)(15) of the NASD listing standards. During 2004, none of the Company’s executive officers served on the Board or Compensation Committee of another entity that had one of its executive officers serve as a director of the Company or a member of the Company’s Compensation Committee.

The Nominating Committee members are Lowell A. Hare, Nedra Matteucci, and Douglas M. Smith, M.D. (Chairman). The Committee held two meetings during the year ended December 31, 2004. The purpose of the Nominating Committee is to select candidates for nomination for election or to fill vacancies on the Board of Directors in accordance with Restated Articles of Incorporation and By-laws. A copy of the Charter for the

Nominating Committee appears on the Company’s website at www.fsbnm.com “Investor Relations.” All members of the Nominating Committee are independent as defined in Rule 4200(a)(15) of the NASD listing standards.

CORPORATE GOVERNANCE

The Board of Directors and management are committed to maintaining a corporate governance structure that meets or exceeds the requirements of the Sarbanes-Oxley Act of 2002 and the NASD listing rules requiring director and committee independence, a code of conduct for officers, directors and employees, and other corporate governance requirements. The Company has filed with the NASD the required certification that the Company has complied with the director and committee independence requirements and code of conduct requirements. The following corporate governance measures have been in place or are now in place:

Code of Ethics for Executive Officers. The Company’s Chief Executive Officer and Chief Financial Officer and all executive officers of the Company must execute the Company’s Code of Ethical Conduct for Senior Executive Officers, which has been filed with the Securities and Exchange Commission and posted on the Company’s website at www.fsbnm.com “Investor Relations.”

NASD Corporate Governance Rules. The Company has adopted a Code of Conduct for Officers, Directors and Employees as required for continued listing by NASD. The Code of Conduct is posted on the Company’s website at www.fsbnm.com “Investor Relations.”

The Company complies with the board of director and committee independence listing standards required by NASD rules. The Board of Directors has determined that it is composed of a majority of independent directors, and that the present membership of its Audit, Compensation, and Nominating committees are independent within the definition of NASD Rule 4200(a)(15).

The Board of Directors has scheduled regular meetings of independent directors. It has elected Bradford M. Johnson as Presiding Director for meetings of independent directors. The Company’s Audit, Compensation, and Nominating Committees are composed of independent directors. Its Audit Committee has audit committee financial experts as defined by Section 301 of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules. The Audit Committee and Nominating Committee have charters which are posted on the Company’s website at www.fsbnm.com “Investor Relations.”

Under the Audit Committee’s Charter, the Committee must approve all related party transactions (see “Certain Business Relationships”) as required by NASD. The Audit Committee reviews its Charter annually for effectiveness and currency.

The Nominating Committee, Nominating Process and Procedure for Shareholder Contact with Board of Directors. The Company has a Nominating Committee and is composed of independent directors. Under its Charter the Committee considers the following as minimum standards for selecting a nominee for election as a director: extensive business experience, accounting or legal experience, civic and business accomplishments, an established reputation in or knowledge of the locations and markets in which the Company operates, educational attainments, demonstrated skills, and the highest personal and professional integrity. The Company has not to date utilized the assistance of third party service providers to identify or evaluate candidates for nomination to its Board of Directors.

The Company’s Board has approved the Nominating Committee’s new policy and procedures regarding shareholder recommendations for director nominees. Prior to the implementation of this policy, the Nominating Committee did not have a specific policy for considering director candidates recommended by shareholders. The Nominating Committee’s Charter and Procedures for Identifying and Evaluating Candidates for Director are available on the Company’s website at www.fsbnm.com.

The following is a description of the policy and procedures for shareholders who wish to recommend director nominees.

The Nominating Committee will identify and evaluate new candidates for election to the Board when a vacancy arises by reason of the resignation, retirement, removal, death or disability of an incumbent director, or by a decision of the Board to expand the size of the Board. If the Nominating Committee has determined to re-nominate an incumbent director for a position on the Board, it will not consider other recommendations for that position.

If a vacancy exists on the Board, the Nominating Committee will consider recommendations for directors submitted by its shareholders, in addition to soliciting recommendations for nominees from persons that the Nominating Committee believes are likely to be familiar with qualified candidates. Acceptance of a recommendation for consideration does not imply that the Nominating Committee will nominate the recommended candidate.

All shareholder nominating recommendations must be in writing, addressed to the Nominating Committee care of the Company’s corporate secretary at the Company’s principal headquarters, 7900 Jefferson NE, Albuquerque, New Mexico 87109. Submissions must be made by mail, courier, or personal delivery. E-mailed submissions will not be considered.,

A nominating recommendation must be accompanied by the following information concerning each recommending shareholder:

•	The name and address, including telephone number, of the recommending shareholder;

•	The number of the Company’s shares owned by the recommending shareholder and the time period for which such shares have been held;

•	If the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held. Alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4, or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held; and

•	A statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of the Company’s next annual meeting of shareholders.

If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group.

A nominating recommendation must be accompanied by the following information concerning the proposed nominee:

•	the information required by Item 401 of SEC Regulation S-K (generally providing for disclosure of the name, address, any arrangements or understandings regarding the nomination and five year business experience of the proposed nominee, as well as information regarding certain types of legal proceedings within the past five years involving the nominee);

•	the information required by Item 403 of SEC Regulation S-K (generally providing for disclosure regarding the proposed nominee’s ownership of securities of the Company);

•	the information required by Item 404 of SEC Regulation S-K (generally providing for disclosure of transactions between the Company and the proposed nominee valued in excess of $60,000 and certain other types of business relationships with the Company);

•	the consent of the proposed nominee to be interviewed by the Nominating Committee, if the Nominating Committee chooses to do so in its discretion, and to serve as a director of the Company, if nominated and elected;

•	the proposed nominee’s contact information for purposes of arranging any interview;

•	a description of all relationships between the proposed nominee and the recommending shareholder and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination; and

•	a statement from the recommending shareholder regarding whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company.

The Nominating Committee must have both adequate time to consider a shareholder recommendation and current relevant information regarding a candidate. Accordingly, shareholders who wish to recommend a nominee for election as director at the next annual shareholders’ meeting should submit a completed form not earlier than December 15, of the year preceding the annual meeting and not later than 120 days prior to the one-year anniversary of the date the proxy statement for the preceding annual meeting was released to shareholders. No such recommendation has been received.

In making its selection, the Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates, except that the Nominating Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

Shareholders who wish to nominate a person for election as a director at the annual meeting (as opposed to making a recommendation to the Nominating Committee) may do so in accordance with the Restated Articles of Incorporation, either in lieu of or in addition to making a recommendation to the Nominating Committee.

Process for Security Holders to Send Communications to the Board of Directors. The Board provides a process for shareholders to send communications to the Board or any of the Directors. Shareholders may send written communications to the Board and any of the Directors c/o Secretary, 7900 Jefferson NE, Albuquerque, New Mexico 87109. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors within a reasonable time after their receipt. A copy of this procedure is posted on the Company’s website at www.fsbnm.com “Investor Relations.”

Attendance at Annual Meeting. The Company has a policy that each member of the Board of Directors should attempt to attend the Company’s annual meeting of shareholders in person or by telephone. In 2004, all nine directors attended the Company’s annual meeting of shareholders.

COMPENSATION OF DIRECTORS

For the year ended December 31, 2004, the Chairman of the Board of Directors was paid an annual fee of $12,000 and a per-meeting fee of $1,500 for board meetings and $750 for committee meetings. Committee Chairs of the Audit Committee and the Compensation Committee were paid an annual fee of $10,000 and each director who is not an employee of the Company (the “Outside Directors”) was paid an annual fee of $8,000. Outside Directors, other than the Chairman, were paid per meeting fees of $1,250 for board meetings, and $750 for committee meetings.

CERTAIN BUSINESS RELATIONSHIPS

Credit Transactions

The executive officers and directors of the Company and First State Bank, and members of their immediate families and certain businesses, in which these individuals hold controlling interests, are customers of First State Bank and it is anticipated that such parties will continue to be customers of First State Bank in the future. Credit transactions with these parties are subject to review by First State Bank’s Board of Directors and, commencing in 2004, by the Company’s Audit Committee. All outstanding loans and extensions of credit by First State Bank to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2004, the aggregate balance of First State Bank’s loans and advances under existing lines of credit to these parties was approximately $12.3 million or 0.89% of First State Bank’s total loans. All payments of principal and interest on these loans are current. These loans represented 8.53% of the Company’s equity as of December 31, 2004. Prohibitions of loans to directors or executive officers under Section 402(a) of the Sarbanes-Oxley Act of 2002 do not apply to loans made or maintained by First State Bank to Company officers and directors since First State is a financial institution insured by the F.D.I.C. and its loan activity is subject to the insider lending restrictions of the Federal Reserve Act.

Legal Services

Mr. DeLayo was a director of First State Bank from 1988 through January 1992 and was a director of the Santa Fe Bank from March 1993 to June 1994. He was appointed as a director of the Company in November 1993, and elected chairman of the Board in July 2000. Mr. DeLayo acts as general counsel to the Company. Mr. DeLayo and his firm, Leonard J. DeLayo, Jr., P.C., are involved in representing the Company in loan, collection, and various other matters. The Company paid Mr. DeLayo’s firm approximately $216,000, $360,000, and $273,000 for its legal services in 2004, 2003, and 2002, respectively. The Audit Committee reviewed and approved the terms of Mr. DeLayo’s retention as comparable to other third-party, arms-length legal services transactions in the ordinary course of business and as fair to the Company.

Santa Fe Branch Location

The Downtown Santa Fe location was constructed on land owned by Horn Distributing Company. Mr. Herman Wisenteiner, a director of the Company, is the principal shareholder of Horn Distributing Company. The Company entered into a lease with Horn Distributing Company in 1995 for an initial term of 15 years that expires on December 31, 2010. Lease payments were approximately $76,000 for 2004, $74,000 for 2003, and $72,000 for 2002. In the opinion of management, the lease is on terms similar to other third-party commercial transactions in the ordinary course of business.

Denver, Colorado Loft Residence Lease

The Company has entered into a lease for the rental of a 1,787 square foot residential loft in downtown Denver, Colorado with Stanford Family Trust, LLC, whose managing members are Michael R. Stanford, C.E.O. of the Company, and his wife. The lease also provides for parking for two Company vehicles in the loft’s parking garage. The lease term commenced November 15, 2003, and renews on a year-to-year basis with an automatic renewal unless the Company gives 90 days notice of termination prior to the renewal. The Stanford Family Trust may terminate the lease on 30 days notice. Monthly lease payments for the loft are approximately $3,000 in monthly installments, with annual escalations of 2.5%. The Company pays an additional $130 per month for the two parking spaces in the loft garage. The Stanford Family Trust pays all utilities, taxes, insurance, and loft association fees. The Company installed a communications line at its expense. Mr. Stanford spends a portion of every other week in Colorado as part of the management of the First Community Bank division of the Company. Other management employees use the loft on a comparable basis. During 2004, the loft was occupied more than 90% of its total occupancy by management employees, including Mr. Stanford, on the Company’s business. It is also used for Company related entertainment. The Company pays approximately 80% of the Stanford Family Trust’s debt service and other costs. The Company paid the Stanford Family Trust, LLC approximately $40,000 and $3,000 for the years ended December 31, 2004 and 2003, respectively. The Audit Committee reviewed and approved the lease of the loft and the renewal of the lease for 2004-2005 as comparable to other third-party, arms-length transactions in the ordinary course of business and as fair to the Company. The Board of Directors ratified the Audit Committee’s approval of the transaction.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 18, 2005, by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, and (iii) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such owners, the Company believes that the stockholders listed below have sole investment and voting power with respect to their shares. Unless otherwise indicated, the address of such person is the Company’s address, 7900 Jefferson NE, Albuquerque, New Mexico 87109.

Name	Number of Shares Owned		Percentage of Shares Owned(1)
Beneficial owners of more than 5% of the outstanding Common Stock:

St. Denis J. Villere & Company, LLC 210 Baronne Street, Suite 808 New Orleans, LA 70112	1,051,714		6.84%

Franklin Resources, Inc. 1 Franklin Parkway San Mateo, CA 94403	1,020,406		6.63%

J.L. Kaplan Associates LLC 222 Berkeley Street, Suite 2010 Boston, MA 02116	1,012,900		6.58%

Banc Funds 208 S. LaSalle Street Chicago, IL 60604	852,946		5.54%

Directors and Executive Officers:
Michael R. Stanford	311,147	(2)	2.01%
H. Patrick Dee	196,540	(3)	1.27%
Leonard J. DeLayo, Jr.	196,606		1.28%
Bradford M. Johnson	500,024		3.25%
Douglas M. Smith, M.D.	70,760		*
Herman N. Wisenteiner	35,066		*
Lowell A. Hare	6,800		*
A. J. Wells	1,600		*
Nedra Matteucci	27,254		*
Theresa A. Gabel	48,154	(4)	*
James E. Warden	30,228	(5)	*
Thomas E. Bajusz	10,000	(6)	*
Christopher C. Spencer	21,822	(6)	*
Marshall G. Martin	4,162		*
All executive officers and directors as a group (14 persons)	1,460,163		9.33%

*	Less than 1%

(1)	Percentage of ownership is based on 15,383,909 shares of Common Stock outstanding as of April 18, 2005. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of Common Stock if that person has or shares voting power or investment power with respect to that Common Stock, or has the right to acquire beneficial ownership at any time within 60 days of the date of the table. As used herein, voting power is the power to vote or direct the voting of shares and investment power is the power to dispose or direct the disposition of shares.
(2)	Includes 60,000 shares that are subject to options exercisable at $5.75 per share, 15,000 shares that are subject to options exercisable at $3.00 per share, 22,500 shares that are subject to options exercisable at $15.71 per share, 20,000 shares that are subject to options exercisable at $16.07 per share, 20,368 restricted stock shares, and 32,525 unit shares held in the deferred compensation plan.
(3)	Includes 30,000 shares that are subject to options exercisable at $5.75 per share, 10,500 shares that are subject to options exercisable at $3.00 per share, 14,000 shares that are subject to options exercisable at $15.71 per share, 15,000 shares that are subject to options exercisable at $16.07 per share, and 7,908 restricted stock shares.
(4)	Includes 3,000 shares that are subject to options exercisable at $2.80 per share, 25,200 shares that are subject to options exercisable at $5.75 per share, 15,000 shares that are subject to options exercisable at $8.04 per share, and 3,000 shares that are subject to options exercisable at $16.07 per share.
(5)	Includes 4,690 shares that are subject to options exercisable at $2.80 per share, 12,000 shares that are subject to options exercisable at $5.75 per share, and 3,000 shares that are subject to options exercisable at $16.07 per share.
(6)	Includes 10,000 shares that are subject to options exercisable at $16.07 per share.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company, their positions, and their respective ages (as of April 29, 2005) are as follows:

Name	Position	Age
Michael R. Stanford	President, Chief Executive Officer, and Director	52

H. Patrick Dee	Executive Vice President, Chief Operating Officer, Treasurer, and Director	50

Theresa A. Gabel	Senior Vice President of Human Resources and Communications	56

James E. Warden	Senior Vice President of Branch Administration and Retail Services	47

Thomas E. Bajusz	Senior Vice President and Chief Credit Officer	51

Christopher C. Spencer	Senior Vice President, Chief Financial Officer and Chief Accounting Officer	47

Marshall G. Martin	Executive Vice President, Secretary, and Corporate Counsel	66

Each officer of the Company serves at the discretion of the Board of Directors subject to the terms of their employment agreements. See “Employment Agreements.” Unless otherwise stated, the principal occupation of each executive officer has been the same for the past five years.

Michael R. Stanford. See “Current Director Serving until 2006 Annual Meeting.”

H. Patrick Dee. See “Current Directors Serving until 2007 Annual Meeting.”

Theresa A. Gabel, Senior Vice President of Human Resources and Communications of the Company since 2002, joined First State Bank in 1989 and became an Executive Officer of the Company in 2002. Ms. Gabel is also an Executive Vice President of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Ms. Gabel spent three years with Southwest National Bank.

James E. Warden, Senior Vice President of Branch Administration and Retail Services of the Company since 2002, joined First State Bank in 1989 and became an Executive Officer of the Company in 2002. Mr. Warden is also an Executive Vice President of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Mr. Warden spent three years with ABQ Bank as a Vice President/Cashier.

Thomas E. Bajusz, Senior Vice President and Chief Credit Officer of the Company, joined the Company in 2002. Mr. Bajusz is also an Executive Vice President of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Mr. Bajusz spent three years with Fifth Third Bank as a Senior Vice President and Head of the Corporate Lending Division and spent approximately two years with Civitas Bank as a Senior Vice President and Chief Credit Officer. Mr. Bajusz has been in the banking industry for 28 years.

Christopher C. Spencer, Senior Vice President and Chief Financial Officer of the Company, joined the Company in February 2003. Mr. Spencer is also a Senior Vice President and Chief Financial Officer of First State Bank and a member of First State Bank’s Board of Directors. Prior to joining the Company, Mr. Spencer was a senior manager with KPMG LLP in its Albuquerque office. Mr. Spencer joined KPMG LLP in 1982. Mr. Spencer has been actively involved in the Albuquerque community for many years serving on several non-profit boards.

Marshall G. Martin, Executive Vice President and Corporate Counsel, and Secretary, joined the Company in September 2003. Prior to joining the Company he was a senior partner in Hinkle, Hensley, Shanor & Martin, LLP, and was the Company’s principal corporate counsel. He served on the Company’s Board of Directors from June 1997 until his employment as corporate counsel. Mr. Martin is involved in a variety of civic organizations and activities.

There are no family relationships among any of the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

The following tables set forth the compensation paid by the Company to the Chief Executive Officer and the five other most highly compensated executive officers of the Company who received in excess of $100,000 in cash compensation.

	Annual Compensation							Long Term Compensation
Name & Principal Position	Year	Salary ($)		Bonus ($)(1)		Other ($)(2)		Stock Options Granted (#)	Restricted Stock Granted ($)(3)(4)(5)
Michael R. Stanford President and Chief Executive Officer	2004 2003 2002	$ $ $	350,000 325,000 300,000	$ $ $	132,055 60,000 60,000	$ $ $	52,147 50,731 28,710	200,000 90,000 —	$	— 340,130 —

H. Patrick Dee Executive Vice President and Chief Operating Officer, and Treasurer	2004 2003 2002	$ $ $	235,000 220,000 205,000	$ $ $	91,060 41,000 41,000	$ $ $	43,366 41,987 11,136	150,000 56,000 —	$	— 107,245 —

Theresa A. Gabel Senior Vice President of Human Resources and Communication	2004 2003 2002	$ $ $	130,004 115,833 98,443	$ $ $	16,025 11,154 6,157	$ $ $	4,543 3,640 3,385	30,000 — —		— — —

James E. Warden Senior Vice President of Branch Administration and Retail Services	2004 2003 2002	$ $ $	134,170 115,833 99,000	$ $ $	25,488 10,075 6,732	$ $ $	12,500 11,190 6,741	30,000 — —		— — —

Thomas E. Bajusz Senior Vice President and Chief Credit Officer	2004 2003	$ $	182,291 157,916	$ $	31,313 11,363	$ $	7,560 2,343	100,000 —		— —

Christopher C. Spencer Senior Vice President and Chief Financial Officer	2004 2003	$ $	161,205 142,083		$28,000 —	$ $	13,441 6,042	100,000 —		— —

(1)	Includes cash bonuses approved on January 21, 2005.
(2)	Includes insurance premiums paid by the Company on behalf of the employee, amounts contributed by the Company to the employees’ 401k plan, company vehicle usage, and dues.
(3)	All Restricted stock awards are valued as of the date of grant as follows: 3,000 shares granted on June 6, 2003 at $13.02 (Mr. Stanford 2,000 shares and Mr. Dee 1,000 shares) which vest 20% over five years; and 26,000 shares granted on October 31, 2003 at $15.71 (Mr. Stanford 20,000 shares and Mr. Dee 6,000 shares) which vest 25% over four years. Dividends are paid on the restricted stock.
(4)	The total number of shares of unvested restricted stock held on December 31, 2004 and the market value based on the closing market price of the Company’s common stock of $18.38 per share (effective for 2-for-1 split) on that date, were as follows: Mr. Stanford, 16,600 shares, $305,108; and Mr. Dee, 5,300 shares, $97,414.
(5)	On January 21, 2005, the Company granted restricted stock awards of 3,768 shares to Mr. Stanford and 2,608 shares to Mr. Dee, the table does not include these awards.

Aggregated Option Exercises in Fiscal Year

and Fiscal Year-End Options Value

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at 12/31/04 (#) Exercisable / Un-exercisable	Value of In-the-Money Options at 12/31/04 ($)(1) Exercisable / Un-exercisable
Michael R. Stanford	—	—	97,500 / 267,500		$1,048,575 / $642,225
H. Patrick Dee	—	—	54,500 / 192,000		$577,770 / $458,640
Theresa A. Gabel	938	27,344	43,200 / 30,000		$520,116 / $ 69,300
James E. Warden	—	—	16,690 / 30,000		$224,630 / $ 69,300
Thomas E. Bajusz	—	—	— / 100,000	$	— / $231,000
Christopher C. Spencer	—	—	— / 100,000	$	— / $231,000

(1)	The closing price of the Company’s Common Stock on December 31, 2004, was $18.38 per share (effected for 2-for-1 split).

Option/SAR Grants in Last Fiscal Year

(Individual Grants)

Name	Number of securities underlying options/SARs granted (#)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration Date	Grant Date Present Value(1)
Michael R. Stanford	200,000	21.28%	$16.07	03/10/2014	$1,011,000
H. Patrick Dee	150,000	15.96%	$16.07	03/10/2014	$758,250
Theresa A. Gabel	30,000	3.19%	$16.07	03/10/2014	$151,650
James E. Warden	30,000	3.19%	$16.07	03/10/2014	$151,650
Thomas E. Bajusz	100,000	10.64%	$16.07	03/10/2014	$505,500
Christopher C. Spencer	100,000	10.64%	$16.07	03/10/2014	$505,500

(1)	Options were valued using the Black-Scholes option-pricing model, which generates a theoretical value based upon certain factors and assumptions. Therefore, the value, which is calculated, is not intended to predict future prices of the Company’s Common Stock. The actual value of a stock option, if any, is dependent on the future price of the stock, overall stock market conditions, and continued service with the Company. The grant date present value has not been adjusted for the impact of income tax to the option holder. There can be no assurance that the values reflected in this table or any other value will be achieved. In addition to the stock value at the date of grant and the exercise price, the following assumptions were used to calculate the values in the table: dividend yield of 1.37%; volatility of 32.79%; risk-free interest rate of 2.79%; and expected lives of 6 years.

Executive Insurance

The Company has key-person insurance policies on each of Messrs. Stanford and Dee. Under these policies, First State Bank is named as beneficiary of $480,000 of term life insurance on Mr. Stanford and $360,000 of term life insurance on Mr. Dee.

In 2001, First State Bank purchased bank owned life insurance on nineteen officers, including Messrs. Stanford, Dee, Warden, and Ms. Gabel. In 2002, First State Bank purchased bank owned life insurance on twenty officers, including Mr. Bajusz. In 2003, Mr. Spencer was included in the bank owned life insurance coverage. First State Bank is the beneficiary of the policies with the officers entitled to a death benefit equal to one and one half times the officer’s salary as long as he or she is employed with First State Bank. At December 31, 2004, the cash surrender value of the life insurance was $19.9 million.

In 2005, First State Bank purchased bank owned life insurance on 25 officers, including Mr. Martin. First State Bank is the beneficiary of the policies with the officers entitled to a death benefit equal to one and one half times the officer’s salary as long as he or she is employed with First State Bank. The initial cash surrender value of these policies was $10 million.

Employment Agreements

The Company has Executive Employment Agreements (“Agreements”) with Michael R. Stanford and H. Patrick Dee, (“Executives”). The Company also has employment agreements with Christopher C. Spencer, Thomas E. Bajusz, Theresa A. Gabel, James E. Warden, and Marshall G. Martin (“Officers”).

The Agreements’ terms for the Executives are for three years and are automatically renewable unless the Company gives notice of non-renewal at least sixty days prior to the Agreements’ three-year anniversary date. The Agreements provide for an Executive’s Termination for Cause, termination other than for cause and benefits on termination, resignation, death or disability following a Change in Control. Termination for Cause exists if an Executive willfully fails to devote his full time to the Company’s business (other than due to illness, incapacity, vacations and incidental civic activities, and personal time), is convicted of a felony or crime involving dishonesty or breach of trust, participates in an act of fraud or theft, or makes unauthorized disclosures of confidential information resulting in significant injury to the Company or is the subject of state or federal regulatory action or is a substantial causative factor for such actions. In the event the Company terminates an Executive for cause, he is to receive earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of termination and cash equivalents of any earned Fringe Benefits. Resignation and termination of an Executive’s employment by death or disability prior to a Change of Control entitles the Executive or his estate to payment of earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of termination and cash equivalents of any earned Fringe Benefits. In the event the Company terminates an Executive other than for cause, the Executive is to receive earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of termination and cash equivalents of any earned Fringe Benefits, plus severance benefits in an amount equal to two times an Executive’s Base Salary and most recent Annual Bonus, and continuation of participation in certain Company Fringe Benefits with reimbursement for COBRA payments for continued medical benefits and insurance for the severance period to the extent incurred. The severance amounts payable for termination without cause are payable under an amendment effective February 1, 2005, within the taxable year in which the Officer terminates employment, or such later time as permitted under Section 409A of the Internal Revenue Code.

Under the terms of the Agreements, if during the twenty-four month period following a Change in Control, an Executive is terminated, resigns, or employment is terminated by death or disability, the Executive is to receive in a lump sum payment the following: earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of employment termination and cash equivalents of any earned Fringe Benefits, plus severance benefits in an amount equal to three times his Base Salary and most recent Annual Bonus, continuation of participation in certain Company Fringe Benefits and any options to purchase the Company’s stock shall become fully vested and non-forfeitable.

“Change of Control” is defined to have occurred upon the following:

(i) A person (as that term is used in Section 13d of the Exchange Act of 1934) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of shares of the Company having twenty five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company without the prior approval of at least two-thirds of the members of the Board unaffiliated with that person;

(ii) Persons who constitute the directors of the Company at the beginning of a 24-month period cease to constitute at least two-thirds of all directors at any time during the period, unless the election of any new or replacement directors was approved by a vote of at least a majority of the members of the Board in office immediately before the period and of the new and replacement directors so approved;

(iii) The adoption of any plan or proposal to liquidate or dissolve the Company; or

(iv) Any merger or consolidation of the Company unless thereafter (1) directors of the Company immediately prior thereto continue to constitute at least two-thirds of the directors of the surviving entity or transferee, or (2) the Company’s securities continue to represent or are converted into securities that represent more than 80 percent of the combined voting power of the surviving entity or transferee.

An Executive gains no rights under the Agreements if he, or any group of which the Executive is a member, is the person whose acquisition constituted the Change of Control.

“Base Salary” is an Executive’s annual salary as set by the Compensation Committee of the Board of Directors of the Company. “Annual Bonus” is the bonus amount determined for each fiscal year as determined by the Compensation Committee of the Board of Directors of the Company. “Fringe Benefits” are the fringe, welfare, 401(k) savings plan, deferred compensation plan, pension benefit, and incentive programs as adopted by the Company, vacation, life and disability insurance programs, and an automobile.

The Agreements provide that an Executive will be entitled to a gross-up payment if it is determined that any payment made under the Agreements are a parachute payment as defined under Section 280G(b)(2) of the Internal Revenue Code of 1986 and subject to the excise tax imposed by Section 4999 of the Code. An Executive is not required to mitigate or reduce any payments due under the Agreements because of the Executive’s receipt of compensation from other sources. An Executive is bound by covenant not to compete and not engage in solicitation of Company customers for twelve months following the date of termination.

The Agreements also provide for the Company to pay an Executive’s legal fees incurred in any contest relating to the Agreements and certain other indemnifications to the extent permitted under applicable New Mexico or federal law and under the Company’s Bylaws and Restated Articles of Incorporation. The Agreements replace the Executive Income Protection that formerly applied to the Executives.

The employment agreements for the Officers are similar to Messrs. Stanford’s and Dee’s Agreements. Under Messrs. Spencer’s, Bajusz’s, Warden’s, and Ms. Gabel’s agreements, in the event of a termination other than for cause, the severance benefits are in an amount equal to Base Salary and Annual Bonus, and continuation of certain fringe benefits. Under an amendment effective February 1, 2005, severance payments are paid within the taxable year in which the

Officer terminates employment, or such later time as permitted under Section 409A of the Internal Revenue Code. Mr. Martin’s employment agreement omits any severance provision other than for cause as inconsistent with the attorney-client relationship, but otherwise is the same form as the other Officers.

Under the terms of the agreements, if during the twenty-four month period following a Change in Control, an Officer is terminated, resigns, or employment is terminated by death or disability, the Officer is to receive in a lump sum payment the following: earned but unpaid Base Salary and earned and unpaid Annual Bonus for the fiscal year preceding the year of employment termination and cash equivalents of any earned Fringe Benefits, plus severance benefits in an amount equal to three times the Officer’s Base Salary and most recent Annual Bonus, continuation of participation in certain Company Fringe Benefits and any options to purchase the Company’s stock shall become fully vested and non-forfeitable.

There is no gross-up payment in the Officer’s agreements if it is determined that any payments made under the agreement are a parachute payment as defined under Section 280G(b)(2) of the Internal Revenue Code of 1986 and subject to the excise tax imposed by Section 4999 of the Code.

The aggregate cost to the Company of the requirements for payments to the Executives and Officers under the Agreements (including the cost of early vesting under employee plans) would not exceed $6.9 million.

Section 401(k) Plan

In 1991, the Company adopted a tax-qualified profit sharing 401(k) plan (the “Saving Plan”) covering all employees who have attained 21 years of age and have completed 90 days of service with the Company. Each participant in the Saving Plan may reduce his or her salary by as much as the lesser of 90% of his or her compensation or $13,000, in 2004. The dollar limit is adjusted each year for inflation. First State Bank is required to make matching contributions of up to 50% of the first 6% of a participant’s deferred compensation up to a maximum of 3%. The Company may, but is not required to, contribute additional amounts to the Saving Plan. Any such additional amounts are allocated to the accounts of participants who were active participants on the last day of the Savings Plan year or who retired or died or were disabled during the Savings Plan year. The allocation is in proportion to the eligible participants’ compensation. During 2004, 2003, and 2002, First State Bank made contributions to the Saving Plan of approximately $402,000, $361,000, and $273,000, respectively.

All contributions by a participant are 100% vested and non-forfeitable at all times. The Company’s contributions become 100% vested after three years of service with the Company. A participant may direct the investment of his or her account pursuant to the investment options offered by the trustee of the Saving Plan. Distribution of a participant’s account under the Saving Plan normally occurs upon the participant’s retirement or the participant’s termination of employment with the Company.

Incentive Plans

Effective June 6, 2003, the Company adopted the First State Bancorporation 2003 Equity Incentive Plan (the “2003 Plan”), which provides for the granting of stock options, restricted stock, stock appreciation rights, and other equity compensation awards that are valued by reference to Company Common Stock, including phantom stock, restricted stock units, and performance units. Under the 2003 Plan, 1.5 million shares of Company Common Stock may be issued; however, no more than 200,000 shares may be granted as restricted stock. Upon adoption of the 2003 Plan, the First State Bancorporation 1993 Stock Option Plan (the “1993 Plan”) was terminated and shares reserved for grant under the 1993 Plan were included in the total number of shares available for grant under the 2003 Plan.

The 2003 Plan is administered by the Compensation Committee of the Board of Directors (“Committee”). Subject to the terms of the 2003 Plan, the Committee determines the persons to whom awards are granted, the type of award granted, the number of shares granted, the vesting schedule, the type of consideration to be paid to the Company upon exercise of options, and the term of each option (not to exceed ten years).

The 2003 Plan authorizes the Committee to grant stock options (which may be ISOs or non-qualified stock options (“NSOs”)), restricted stock, stock appreciation rights (“SARs”), and other awards that are valued by reference to Company stock, including phantom stock, restricted stock units, and performance units. ISOs are options that meet the requirements of Section 422 of the Internal Revenue Code (“the Code”), and NSOs are options that do not meet the requirements of Sections 422.

Stock Options: The Committee may grant stock options to eligible participants, subject to the terms of the 2003 Plan and the Code. The Committee may not grant ISOs to the extent that the fair market value of the underlying stock exceeds $100,000. To the extent that the grant value exceeds $100,000, the excess grant is deemed to be an NSO. The Committee determines the option price of each share of stock under the option agreement; however, the option price for ISOs cannot be less than 100% of fair market value of the underlying shares on the date of the grant (110% for certain individuals), and the option price for NSOs cannot be less than 85% of the fair market value of the underlying shares on the date of grant. Each option’s duration shall be the shorter of the term set in the option agreement or ten (10) years. Unless otherwise stated in the option agreement, options shall vest at the rate of 20% per year over a five (5) year period from the date of grant. There are additional limitations on the grant of incentive stock options to persons holding more than 10% of the Company’s stock.

Under the 2003 Plan, participants may not transfer options except to the participant’s immediate family (children, grandchildren, or spouse) or trusts or other entities established for the benefit of the participant’s immediate family; or the trust underlying a nonqualified deferred compensation plan established and maintained by the Company, to the extent specifically permitted in the trust agreement. A transfer of an ISO results in the conversion of the option to a NSO.

Upon the participant’s termination of employment for cause, all rights to the options cease and upon termination for reasons other than cause, the participant’s right to exercise the options ceases after three (3) months. Upon termination by death or disability, the period for exercise is one (1) year.

The 2003 Plan prohibits “repricing” of options, i.e. the reduction of the exercise price of previously granted stock options.

Stock Appreciation Rights: The Committee may grant SARs to eligible persons giving the right to the participant to receive a cash award at some specific time in the future in an amount equal to the appreciation in value of the Company’s shares. In the 2003 Plan the SARs may be granted in connection with related options, whether ISOs or NSOs (e.g., a “tandem SAR”) or as a stand-alone grant. For tandem SARs, each SAR is exercisable to the extent the related option is exercisable (e.g., according to the option’s vesting schedule) and may be subject to additional restrictions (e.g., the SAR is only exercisable in place of the related option in the event of a change in control). Upon exercise of a SAR, the participant will receive in cash an amount equal to the fair market value of the shares on the date of exercise of the SAR over the exercise price of the related option.

Restricted Stock: The Committee may grant restricted stock to eligible persons, subject to the terms of the 2003 Plan. The right to receive restricted stock shall be set forth in the agreement and shall require the participant to pay the price of the restricted stock set by the Plan Administrator, which may be less than fair market value of the stock, and any liability of the Company for federal, state, or local income taxes. Unless otherwise stated in the award agreement, restrictions on the stock shall vest at the rate of 20% per year over a five (5) year period from the date of grant.

Under the 2003 Plan, restricted stock is not transferable except by will or the laws of descent and distribution. However, participants may transfer restricted stock to the participant’s immediate family (children, grandchildren, or spouse) or trusts or other entities established for the benefit of the participant’s immediate family; or to the trust underlying a nonqualified deferred compensation plan established and maintained by the Company, to the extent permitted in the trust agreement.

In the event that a participant terminates continuous service with the Company for any reason, including disability, any unvested restricted stock held by the participant as of the date of termination of continuous Service shall be forfeited to the Company.

Other Awards: The Committee may determine that certain eligible persons should receive a grant of other awards that are valued in whole or in part by reference to, or are otherwise based upon, stock, including without limitation dividend equivalents, standalone stock appreciation rights, phantom stock (including restricted stock units) and performance units. Such awards may be issued alone or in conjunction with other awards under the Plan. The Committee also may permit (consistent with Code Section 451) a participant to convert the form of award currently held by the participant prior to the time such participant would become vested in such award to another form of award (e.g., from a restricted stock award to an award of restricted stock units); however, the conversion of an award is within the Committee’s sole discretion and no participant may demand a conversion.

Other Provisions

Change in Control: Unless otherwise provided in the award agreement, vesting of awards shall be accelerated upon a change in control.

Individual Limit: No participant is eligible to be granted awards covering more than 20% of the shares of stock then available under the 2003 Plan during any calendar year.

Adjustment for Change in Shares: If changes in outstanding shares of stock occur by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, or exchange of stock, the Committee will make appropriate adjustment to the shares available under the Plan, shares of stock subject to award and the price of the option, restricted stock, or other award so as to prevent dilution or enlargement of a participant’s rights.

Termination or Suspension of Plan: The board of directors may suspend or terminate the 2003 Plan at any time. The termination will not affect awards made prior to termination.

Deferred Compensation Plan

In March 2003, the Board of Directors approved and adopted the First State Bancorporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to recognize the valuable services performed by certain of its executive employees and non-employee Directors, and to encourage these employees to continue their employment with the Company and encourage the Directors to continue to serve on the Board of Directors of the Company. The Deferred Compensation Plan allows employees to contribute up to 50% of the employees’ base pay and 100% of the employees’ bonus compensation. Directors of the Company are allowed to contribute up to 100% of their compensation as a Director. In addition, an employee with a vested but unexercised stock award may elect to defer all or any portion of the stock award. The Deferred Compensation Plan also allows for contributions to employee accounts by the Company, which vest ratably over three years. All amounts contributed by employees or directors vest immediately. In the event of a change in control (as defined) or an employee’s death, disability, or retirement, all unvested amounts shall become immediately vested. Distributions from a participant’s vested account are made in installment or lump sum form when a participant terminates employment, retires, becomes disabled, or dies. A participant may also receive a distribution prior to those events on account of “hardship” beyond the participant’s control, or for any reason if the participant forfeits 10% of his or her vested account. The participant is foreclosed from future participation for a time following an in-service distribution. The Company’s obligation to the participants in the Deferred Compensation Plan is an unfunded, unsecured promise to pay compensation in the future. All amounts contributed are subject to an underlying trust and shall be subject to the claims of the general creditors of the Company. The Company froze the Deferred Compensation Plan effective December 31, 2004 (i.e. no additional contributions are permitted) in response to uncertainties caused by Section 409 of the Internal Revenue Code enacted in late 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Compensation Philosophy

In designing executive compensation, the Committee has adopted the policy that the Company’s executives should be paid fairly for the positions they hold in view of the nature and size of the business that the Company operates. The compensation level of the executives of the Company recognizes contributions towards the Company’s performance by the executives and is designed to attract and retain competent executives who share the objectives of the Company and its shareholders. The goal of the Committee is to ensure that the Company employs qualified, experienced executive officers whose financial interest is aligned with that of the shareholders. The Compensation Committee strives to provide a competitive total compensation program, pay fair market wages, and provide incentive and recognition programs to reward employees for the attainment of the annual business objectives. There are three key elements to the Company’s compensation program for executives: base salary, performance-based annual bonus, and equity incentives (stock options, restricted stock, and stock appreciation rights). Base salaries for each of the executive officers of the Company are determined by taking into consideration performance, length of tenure with the Company, compensation by industry for comparable positions, and career achievements.

The Committee evaluates bonus compensation for Michael R. Stanford, President and CEO, and H. Patrick Dee, Executive Vice President, COO, and Treasurer, based on a formula. The bonus formula awards compensation as a percentage of base salary for the Company’s actual performance relative to its earnings growth, asset growth, and enhancing shareholder value. On January 21, 2005, the Compensation Committee departed from its formula and awarded cash bonuses to Mr. Stanford and Mr. Dee based on exceptional performance in 2004 in spite of unexpected conditions and events, successfully integrating the Colorado and Utah operations and related mortgage operation, and strengthening investor confidence in the Company.

The Company believes that its executives should have a vested interest in the performance of the Common Stock and, therefore, equity incentives are used as an integral part of creating incentives for executives. Incentive awards are used in order to align the benefits received by the executive officers with the appreciation realized by shareholders and are dependent upon individual performance, level of responsibility, and other relevant factors.

Chief Executive Officer Compensation

The Committee believes the Chief Executive Officer’s 2004 compensation was consistent with the overall executive officer compensation structure and reviewed his compensation for fiscal year 2004 in connection with his individual performance for the Company. The following were some of the criteria used in making recommendations for the Chief Executive Officer’s compensation:

•	Continued growth of the Company and the corresponding growth in the Chief Executive Officer’s responsibility for the Company.

•	Compensation of the CEO relative to peer groups based on 3 year stock price performance, asset size, and geographic location.

•	The Company’s capital and profitability in relation to regulatory guidelines.

•	Perceived representation of the banking organization in the communities it services.

All recommendations of the Committee have been and are subject to review and approval of the Board of Directors.

First State Bancorporation Compensation Committee

Herman N. Wisenteiner, Chairman	Nedra Matteucci

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative shareholder return on the Company’s Common Stock since December 31, 1999, with the cumulative total return on the NASDAQ Total US Index and the SNL $1B-$5B Bank Index. The table below compares the cumulative total return of the Common Stock as of December 31, 2000, 2001, 2002, 2003, and 2004, assuming a $100 investment on December 31, 1999, and assuming reinvestment of all dividends. This data was furnished by SNL Securities LLC.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
First State Bancorporation	100.00	103.89	161.36	191.02	272.01	291.98
NASDAQ Total US	100.00	60.82	48.16	33.11	49.93	54.49
SNL $1B-$5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors submits the following report on the performance of certain of its responsibilities for the year 2004. Each member of the Committee meets the independence requirements under the rules of Nasdaq, the listing standards applicable to the Company. The purpose and responsibilities of the Committee are elaborated in a written

Committee Charter, which is reviewed and evaluated annually by the Committee. The current Charter adopted by the Board on April 15, 2003, and amended January 16, 2004, appears on the Company’s website at www.fsbnm.com “Investor Relations.”

Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal control over financial reporting. The independent registered public accounting firm (KPMG LLP) is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Company’s internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence.

The Audit Committee met with management periodically to discuss the consolidated financial statements of the Company as of and for the year ended December 31, 2004, the quarterly unaudited financial statements of the Company during 2004 and the adequacy of the Company’s internal control over financial reporting. The Audit Committee discussed these matters with the Company’s independent registered public accounting firm and with the appropriate financial personnel and internal auditors. The Audit Committee met privately with both the independent registered public accounting firm and the internal auditors, each of whom had unrestricted access to the Audit Committee. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG LLP regarding KPMG LLP’s independence as required by Independence Standards Board Standard No. 1 and considered the compatibility of the services provided by KPMG LLP with KPMG LLP’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2004.

First State Bancorporation Audit Committee

A. J. (Jim) Wells, Chairman	Bradford M. Johnson

Lowell A. Hare

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities and certain other affiliated persons to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from the reporting persons that no Form 5 was required, the Company believes that during 2004 all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with, except that one Form 4 report was filed late by Mr. A. J. Wells and one Form 4 report covering one transaction was filed late by Mr. Leonard J. DeLayo, Jr.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) at the Annual Meeting of the Company in the year 2006 must be received at the principal executive offices of the Company, 7900 Jefferson NE, Albuquerque, New Mexico 87109 on or before December 31, 2005, in order to be considered for inclusion in the year 2006 proxy statement and proxy.

The Company’s Restated Articles of Incorporation require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act (including nominations of persons for election to the Company’s Board of Directors) must be submitted, in accordance with the requirements of the Restated Articles of Incorporation, not less than 35 days nor more than 50 days before the date of the Annual Meeting, except that if less than 45 days notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the Annual Meeting is mailed or public disclosure of the date of such meeting is made. To be in proper written form, a shareholder’s notice must set forth the matter to be brought before the meeting or all information required to be disclosed in solicitation of proxies for election of directors, or as otherwise required by applicable law. The shareholder must comply with applicable requirements of the Exchange Act. A notice of nomination of persons for election to the Board of Directors must specify information about each nominee and the shareholder making the nomination. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Please also see “Corporate Governance” for additional information on any nominations by shareholders.

OTHER BUSINESS

All items of business to be brought before the meeting are set forth in this proxy statement. Management knows of no other business to be presented. If other matters of business not presently known to management are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

By order of the Board of Directors
FIRST STATE BANCORPORATION

Michael R. Stanford
President and Chief Executive Officer

Shareholders are requested to sign, date, and promptly return the enclosed proxy card in the enclosed envelope.

Shareholders may receive a copy of the 2004 Annual Report on Form 10-K by contacting the Company’s Investor Relations Department at (505) 241-7111.

First State Bancorporation

7900 Jefferson NE

Albuquerque, New Mexico 87109

Revocable Proxy

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints H. Patrick Dee and Michael R. Stanford as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of First State Bancorporation held of record by the undersigned on April 25, 2005, at the annual meeting of shareholders to be held on June 2, 2005, or any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR all nominees” in Item 1 and “FOR” Item 2.

PLEASE DATE AND SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

The Board of Directors Recommends a vote “FOR all nominees” in Item 1 and “FOR” Item 2.

Item 1 – ELECTION OF DIRECTORS
Douglas M. Smith, M.D.	Herman N. Wisenteiner

☐ FOR all nominees ☐ WITHHOLD AUTHORITY for all nominees	☐ FOR all nominees except To withhold authority to vote for any individual nominee, Mark “FOR all nominees except” and write the nominee’s name on the line below.

Item 2 – PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP as the independent registered public accounting firm.

☐ For	☐ Against	☐ Abstain

Please mark, sign, date, and return the proxy card promptly, in the enclosed envelope.

Date

Signature

Signature if held jointly

Title

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.